As filed with the Securities and Exchange Commission on November 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-0449945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CleanSpark, Inc.

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices) (Zip Code)

CleanSpark, Inc. 2017 Equity Incentive Plan

(Full title of the plan)

Zachary K. Bradford

President and CEO

CleanSpark, Inc.

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Name and address of agent for service)

(702) 244-4405

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Christopher L. Tinen, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, CA 92130

(858) 720-6320

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.001 par value per share	1,200,000	$7.79	$9,348,000.00	$1,019.87

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2017 Equity Incentive Plan (the “Plan”) in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Pursuant to Rules 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on November 2, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by CleanSpark, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”) under the Registrant’s 2017 Equity Incentive Plan (the “Plan”). The number of shares of Common Stock available for grant and issuance under the Plan was increased by 1,200,000 effective as of October 7, 2020. This Registration Statement registers such additional shares of Common Stock, which were available for grant and issuance under the Plan pursuant to the increase.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2017 (Registration No. 333-218831), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

Information Required in the Section 10(a) Prospectus

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and filed with the SEC on December 16, 2019;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020, and filed with the SEC on February 10, 2020, May 11, 2020 and August 4, 2020, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 29, 2020, February 6, 2020, March 6, 2020 (amendment), March 10, 2020, March 16, 2020, April 9, 2020, May 6, 2020, May 20, 2020, July 21, 2020, August 7, 2020, August 11, 2020, September 1, 2020, October 8, 2020, October 9, 2020 and October 28, 2020;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 22, 2020 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-12G, filed with the Securities and Exchange Commission on November 17, 2008.
4.2	Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10-12G, filed with the Securities and Exchange Commission on November 17, 2008.
4.3	Bylaws, incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 10-12G, filed with the Securities and Exchange Commission on November 17, 2008.
4.4	Amended Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2013.
4.5	Certificate of Change, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2013.
4.6	Articles of Merger, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2014.
4.7	Certificate of Change, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2015.
4.8	Certificate of Amendment and Certificate of Designation, incorporated by reference to Exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 16, 2015.
4.9	Certificate of Change, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2015.
4.10	Articles of Merger, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2016.
4.11	Amendment to Certificate of Designation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 9, 2019.
4.12	Certificate of Designation, dated April 16, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2019.
4.13	Articles of Merger, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 14, 2016.
4.14	Certificate of Change, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 10, 2019.
4.15	Certificate of Withdrawal of Series B Preferred Stock Certificate of Designation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 10, 2020.
4.16	Certificate of Amendment, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2020.
5.1*	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Procopio, Cory, Hargreaves & Savitch LLP (filed as part of Exhibit 5.1)
24.1*	Power of Attorney (contained on the signature page of this registration statement on Form S-8)
99.1	CleanSpark, Inc. 2017 Equity Incentive Plan, incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 19, 2017.
99.2	Amendment to CleanSpark, Inc. 2017 Equity Incentive Plan, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2020.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woods Cross, State of Utah, on November 9, 2020.

CLEANSPARK, INC.

By:	/s/ Zachary K. Bradford
Zachary K. Bradford President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zachary K. Bradford and Lori Love, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zachary K. Bradford	President, Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2020
Zachary K. Bradford

/s/ Lori Love	Chief Financial Officer (Principal Financial Officer)	November 9, 2020
Lori Love

/s/ S. Matthew Schultz	Chairman of the Board of Directors, Executive Chairman	November 9, 2020
S. Matthew Schultz

/s/ Larry McNeill	Director	November 9, 2020
Larry McNeill

/s/ Dr. Thomas L. Wood	Director	November 9, 2020
Dr. Thomas L. Wood

/s/ Roger P. Beynon	Director	November 9, 2020
Roger P. Beynon

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